UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2005

Albertson's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6187	82-0184434
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 Parkcenter Blvd, PO Box 20, Boise, Idaho		83726
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	208-395-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

Pursuant to Albertson's, Inc.'s press release of February 25, 2005, the Company has completed the review of its accounting for leases that followed publication of a February 7th letter of the Chief Accountant of the SEC to the AICPA regarding certain operating lease issues and their application under generally accepted accounting principles. The Company now expects to incur additional non-cash lease expense of approximately $8 million pre-tax ($5 million after-tax) in the fourth quarter of 2004. Prior years’ financial statements will not be restated due to the immateriality of this issue to the results of operations and statements of financial position for fiscal 2004 or any individual prior year.

This information is being furnished under Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 7.01. Regulation FD Disclosure.

The information set forth under Item 2.02 in this Form 8-K is incorporated herein by reference. The information is being furnished under Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertson's, Inc.

March 7, 2005	By:	Felicia D. Thornton

Name: Felicia D. Thornton
Title: Executive Vice President and Chief Financial Officer